UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2015 (June 1, 2015)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ARC PROPERTIES OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(800) 606-3610
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
(a)     Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Audit Committee”) of the Board of Directors of American Realty Capital Properties, Inc. (the “Company”) approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, effective June 1, 2015, as described further below in this Item 4.01. Accordingly, and in connection therewith, the Company dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm effective as of that same date. Deloitte was also appointed as the independent registered public accounting firm for ARC Properties Operating Partnership, L.P. (the “OP”), of which the Company is the sole general partner, replacing Grant Thornton as of that same date.

Grant Thornton’s audit reports for the fiscal years ended December 31, 2014 and 2013 on the Company’s and the OP’s financial statements, as applicable, did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. However, as further described below, Grant Thornton’s audit reports on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 and 2013 contained adverse opinions. At no point during the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through June 1, 2015 were there any “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and the OP and Grant Thornton, as applicable, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. The adverse opinions on the Company’s internal control over financial reporting described further below constituted the only “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) for the Company that occurred during the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through June 1, 2015. No such “reportable events” have occurred with respect to the OP.

On March 2, 2015, the Company restated and amended its previously-issued consolidated financial statements and related financial information as of and for the fiscal years ended December 31, 2013 and 2012 in the Company’s Amended Annual Report on Form 10-K/A (the “2013 Amended 10-K”) and for various fiscal quarters of 2014 and 2013. As previously reported, the Company’s new management re-evaluated its internal control over financial reporting and its disclosure controls and procedures and concluded that they were not effective at December 31, 2013 due to certain material weaknesses. These material weaknesses had not been remediated as of December 31, 2014 and the Company reported additional weaknesses in its internal control over financial reporting existed at December 31, 2014. Accordingly, Grant Thornton’s audit reports on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 and 2013 contained adverse opinions on the Company’s internal control over financial reporting due to the effect of these material weaknesses in the Company’s internal control over financial reporting, which are described in Item 9A. Controls and Procedures of the Company’s and the OP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed on March 30, 2015, and the 2013 Amended 10-K. The Audit Committee discussed these material weaknesses in the Company’s internal control over financial reporting with Grant Thornton and the Company authorized Grant Thornton to respond fully to the inquiries of any successor accountant of the Company concerning this reportable event.

The Company provided Grant Thornton with a copy of the disclosure set forth in this Item 4.01 and requested that Grant Thornton furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made herein, each as required by the applicable rules of the SEC. A copy of such letter is attached hereto as Exhibit 16.1 to this Current Report on Form 8-K.

(b)     Appointment of a New Independent Registered Public Accounting Firm

As noted above in this Item 4.01, the Audit Committee engaged Deloitte as the Company’s and the OP’s new independent registered public accounting firm effective June 1, 2015 to perform independent audit services for the fiscal year ending December 31, 2015.  During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through June 1, 2015, none of the Company, the OP or anyone on their behalves, consulted Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s or the OP’s consolidated financial statements, as applicable, in connection with which either a written report or oral advice was provided to the Company or the OP that Deloitte concluded was an important factor considered by the Company or the OP in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter of Grant Thornton LLP dated June 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ Michael J. Sodo
Name:	Michael J. Sodo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

ARC PROPERTIES OPERATING PARTNERSHIP, L.P. By: American Realty Capital Properties, Inc., its sole general partner

By:	/s/ Michael J. Sodo
Name:	Michael J. Sodo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: June 4, 2015

Exhibit Index

Exhibit No.	Description
16.1	Letter of Grant Thornton LLP dated June 4, 2015

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